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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 28, 2002


                             ViroPharma Incorporated
                 (Exact name of issuer as specified in charter)


        DELAWARE                     0-021699                   23-2789550
    (State or Other                (Commission              (I.R.S. Employer
      Jurisdiction                     file                  Identification
   of Incorporation or                number)                   Number)
      Organization)


                             405 EAGLEVIEW BOULEVARD
                            EXTON, PENNSYLVANIA 19341
                    (Address of principal executive offices)


                                 (610) 458-7300
              (Registrant's telephone number, including area code)

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Item 5 - Other Events.

     ViroPharma Incorporated ("ViroPharma") is filing a set of "Frequently Asked Questions" and the answers to these questions. The "Frequently Asked Questions" reflect information that experience has demonstrated to be often requested by analysts and investors.

                             ViroPharma Incorporated

                           Frequently Asked Questions

               See "Important Information Regarding the Answers to
                    these Frequently Asked Questions" below.

                          (Revised through August 2002)

Hepatitis C Program

     What is hepatitis C?

     Hepatitis C virus (HCV) is recognized as a major cause of chronic hepatitis worldwide. The World Health Organization (WHO) estimates that 170 million people are infected throughout the world. According to the Centers for Disease Control and Prevention (CDC), there are nearly 4 million people infected with HCV in the United States. Approximately 85 percent of persons infected with HCV develop chronic hepatitis, of which 20 percent progress to liver cirrhosis. Chronic HCV infection can also lead to the development of hepatocellular carcinoma and liver failure. There are no vaccines or specific antiviral treatments available for hepatitis C, and current treatments are effective in only 10% to 40% of patients.

     Do you have product candidates to treat hepatitis C?

     Yes. ViroPharma, with Wyeth, our HCV partner, is committed to finding and developing antiviral treatments for hepatitis C. Toward this end, the ViroPharma-Wyeth team is pursuing a broad research and development program that is evaluating several different compounds and approaches to treating this disease. We expect to advance the lead HCV product candidate into phase 1 studies by the end of 2002, to nominate additional new chemically distinct antiviral product candidates to move into preclinical testing and then advance into clinical trials in late 2003.

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RSV (Respiratory Syncytial Virus) Program

     What is RSV and RSV disease?

     RSV, or respiratory syncytial virus, is a major viral respiratory tract pathogen that often causes pneumonia and bronchiolitis. Yearly RSV disease epidemics in the U.S. typically begin in November and continue through April. The virus is highly contagious and infects individuals of all ages, generally causing respiratory symptoms that include runny nose, cough and wheezing. More than 90% of children throughout the world are infected during the first two years of life. However, previous RSV infection does not protect against subsequent infection. Consequently, symptomatic RSV re-infections are very frequent events throughout life. Infants and young children that are premature or have various heart or lung diseases are at great risk of serious RSV morbidity and mortality.

     RSV can also cause serious disease in adults and the elderly. Epidemiological data indicate that the impact of RSV in older adults may be similar to that of influenza. Hospitalization costs due to RSV in infants and the elderly are estimated up to $1 billion annually in the U.S. Other individuals at risk of serious and life-threatening complications arising from RSV infections include bone marrow transplant patients and patients with chronic obstructive pulmonary disease (including bronchitis and emphysema) and asthma. More than 42 million Americans fall into these groups.

     There currently are no vaccines available for the prevention of RSV disease. Immunoglobulin products are available for prophylactic use in certain high risk infants with RSV infections. Supportive care is the principle therapy for the disease, although more severe cases may require oxygen therapy or mechanical ventilation. Ribavirin, administered by aerosol to minimize the drug's adverse effects, is occasionally used for treatment of cases of RSV pneumonia and bronchiolitis.

     Do you have a product candidate to treat RSV disease?

     Yes. Scientists at ViroPharma have discovered a novel antiviral product candidate for the potential treatment of RSV disease that has proven to be extremely potent and very selective in laboratory studies. The product candidate, designated VP14637, is a member of a novel small molecule compound series that has been shown in laboratory studies to inhibit RSV replication by affecting functions of the viral F (fusion) protein, a highly conserved RSV protein that is essential for virus reproduction.

     We are developing VP14637 as part of our broader RSV antiviral program. Currently we are developing this compound for administration by inhalation using drug delivery device technology that we licensed from BattellePharma. We believe that this technology is well suited for VP14637 and can efficiently administer the drug directly to the primary site of virus infection, the lungs.

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     We are seeking an additional RSV partner in order to share in the cost of this program and leverage the expertise and infrastructure of a global pharmaceutical company.

     Is your RSV product candidate in human clinical trials?

     Yes. We have completed a series of Phase I clinical studies with VP14637. These studies were designed to evaluate the safety and pharmacokinetics of the compound in healthy human volunteers. We currently are discussing with the FDA the data from these studies. FDA recently has raised certain issues related to the formulation being used to administer VP14637. We need to resolve these matters before we can initiate additional clinical trials with VP14637, which we do not expect to occur during the second half of 2002.

Picovir(TM) and Picornavirus Diseases

     What are picornaviruses and what diseases do they cause?

     Picornaviruses are a large, very prevalent group of RNA viruses that are responsible for a significant portion of all human viral disease. These viruses, particularly the rhinovirus and enterovirus members of the picornavirus family, cause a diverse range of illnesses. They are the predominant cause of myocarditis, encephalitis, bronchitis, otitis media, neonatal enteroviral disease, viral meningitis and the common cold. Infections by these viruses can also lead to acute disease exacerbations in individuals with asthma and chronic obstructive pulmonary disease (COPD). Immunocompromised patients, including transplant patients and patients receiving chemotherapy, are extremely susceptible to severe and life-threatening diseases caused by picornavirus infections.

     What is Picovir(TM)?

     Picovir(TM) is a proprietary, orally administered small molecule inhibitor of picornaviruses that was discovered by scientists who founded or are currently with VIROPHARMA. Picovir(TM) has been demonstrated to inhibit picornavirus replication in vitro by a novel, virus-specific mode of action. Picovir(TM) works by inhibiting the function of the viral protein coat, also known as the viral capsid, which is essential for virus infectivity and transmission. Laboratory studies have shown that Picovir(TM) integrates within the picornavirus capsid at a specific site that is common to a majority of picornaviruses, including rhinoviruses and enteroviruses, and disrupts several stages of the virus infection cycle. Based on these laboratory studies, our clinical trials completed to date, and Picovir's(TM) broad spectrum anti-picornavirus activity, we believe that Picovir(TM) may be useful in treating a number of picornavirus diseases. There are currently no antiviral medicines available to treat these diseases.

     We make Picovir(TM) available to patients who suffer from picornavirus diseases that may be life threatening as part of our compassionate use program.

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     In May 2002 we received a "not approvable" letter from the FDA in response to our NDA (new drug application) requesting permission to market Picovir(TM) for the treatment of the common cold in adults. The FDA issues a not approvable letter if, among other reasons, it concludes that the application contains insufficient information for an approval action.

     In August 2002, we announced that ViroPharma and Aventis Pharmaceuticals Inc. mutually agreed to end our collaboration to co-develop and co-promote Picovir(TM). We do not intend to fund any additional significant clinical development of Picovir(TM) for the treatment of the common cold without a new partner.

Corporate Information

     Can you describe the termination of your collaboration with Aventis?

     In August 2002, we announced that ViroPharma and Aventis Pharmaceuticals Inc. mutually agreed to end our collaboration to co-develop and co-promote Picovir(TM). Under the agreement, Aventis returned Picovir(TM) to us, and both parties received mutual releases of all obligations without incurring termination fees. Aventis will compensate us for Aventis' current share of development and commercial expenses and our detailing fees through August, and we returned to Aventis advance milestone payments of $20 million. Aventis also purchased 3 million shares of our common stock for $4.59 million

     In a separate transaction, Aventis will acquire our sales force, which totals nearly 200 people, for a payment to us of $15.41 million. The sales force currently promotes products from the Aventis respiratory portfolio - Nasacort(R) AQ and the Allegra(R) family, and will continue to do so after the transfer, which is expected by early September 2002. We will no longer detail the Aventis products after August 2002.

     Can you discuss your recent restructuring, including its expected financial impact?

     In August 2002, we announced that we restructured our organization to establish the foundation for our future growth. As part of this process, we reduced our workforce by approximately 63%, which includes transferring our sales force to Aventis and reductions in development, commercial operations and administration. ViroPharma and Aventis agreed to terminate our agreement regarding Picovir(TM). We do not intend to fund any additional significant clinical development of Picovir for the treatment of the common cold without a new partner.

     ViroPharma expects to record income of approximately $19.4 million in the third quarter of 2002 in connection with the events related to the termination of our collaboration with Aventis and the sale of our sales force to Aventis. We expect to record a one-time restructuring charge of approximately $4 million in the third quarter of 2002.

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     As a result of our restructuring, we expect to have sufficient cash available at the beginning of 2003 to fund our planned business operations and debt service requirements for an additional three years. Specifically, we anticipate that our monthly cash burn (before a one-time restructuring charge and interest expense on our convertible notes) will be reduced to an average of less than $3.5 million through the end of 2005, compared to an average of $6 million per month over the first six months of 2002.

     We expect that the reduction in expenses anticipated by this restructuring should provide us with the flexibility to execute the planned development of our portfolio of antiviral programs, and consider new research and development opportunities to expand our pipeline. We plan to explore new disease areas to add to our discovery research efforts, and are evaluating in-licensing opportunities to expand our portfolio with complementary product candidates.

     When will you announce operating results?

     ViroPharma's practice is to target the announcement of results for the first three calendar quarters during the last week of the month following the close of the applicable quarter, and to target the announcement of fourth quarter and year-end operating results by the end of February in the subsequent year.

              Important Information Regarding the Answers to these
                          "Frequently Asked Questions"

The answers to these "Frequently Asked Questions" contain forward-looking statements that involve a number of risks and uncertainties, including those relating to:

  . our anticipated cash balance at the beginning of 2003, and the ability of that cash to fund operations for an additional three years;
  . our expected average monthly cash burn (excluding a third quarter restructuring charge and interest expense on our convertible notes) through the end of 2005;
  . our estimate of the restructuring charge that we expect to record in the third quarter of 2002;
  . our estimate of the income that we expect to record in the third quarter of 2002 in connection with the termination of our collaboration agreement with Aventis and the transfer of our sales force to Aventis;
  . the sufficiency of the reduction in expenses anticipated by this restructuring to provide the financial resources required to execute the planned development of our portfolio of antiviral programs, and pursue new research and development opportunities to expand our pipeline;
  .  anticipated development milestones in our HCV and RSV programs;
  .  our plan to advance our RSV product candidate into infants;
  . our efforts to secure a partner for our RSV program; and . the exploration of alternatives for the continued development of Picovir.

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      Our actual results could differ materially from those results expressed in, or implied by, these forward-looking statements. There can be no assurance that:

  . our actual cash balance at the beginning of 2003 will reflect our anticipated cash balance, or such cash balance will be sufficient to fund operations for an additional three years;
  . our actual average monthly cash burn (excluding a third quarter restructuring charge and interest expense on our convertible notes) through the end of 2005 will reflect our anticipated spending levels during those periods;
  . our actual third quarter restructuring charge will reflect our anticipated restructuring charge;
  . the income that we actually record in the third quarter of 2002 in connection with the termination of our collaboration agreement with Aventis and the transfer of our sales force to Aventis will reflect our anticipated income arising from this event;
  . the reduction in expenses anticipated by this restructuring will be sufficient to provide the financial resources required to execute the planned development of our portfolio of antiviral programs, and pursue new research and development opportunities to expand our pipeline;
  . we will be able to achieve the development milestones for our HCV and RSV programs during the timeframes described in answers to the "Frequently Asked Questions", or at all;
  . the FDA will permit us to advance our RSV product candidate into infants during the timeframe that we expect, or at all;
  . we will be able to secure a partner for our RSV program; or . we will be able to identify and pursue alternatives or attract a partner for the continued development of Picovir.

Our actual expenses over the period described in the answers to the "Frequently Asked Questions" may vary depending on a variety of factors, including: the actual cost of conducting clinical trials; the outcome of clinical trials in our HCV and RSV programs, and our resulting right to receive or obligation to pay milestone payments under collaborations relating to those programs; our ability to attract a development and commercialization partner for our RSV program; costs associated with litigation; and the cost of exploring and investing in other strategic opportunities. Conducting clinical trials for investigational pharmaceutical products are subject to risks and uncertainties. There can be no assurance that planned clinical trials can be initiated, or that planned or ongoing clinical trials can be successfully concluded or concluded in accordance with ViroPharma's anticipated schedule. In addition, in the future, we may not be able to maintain our listing on the NASDAQ Stock Market. These factors, and other factors, including, but not limited to those described in ViroPharma's most recent annual report on Form 10-K and 2002 quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, could cause future results to differ materially from the expectations expressed in the answers to the "Frequently Asked Questions". The forward-looking statements contained in the answers to the "Frequently Asked Questions" may become outdated over time. ViroPharma does not assume any responsibility for updating any forward-looking statements.

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                                   Signatures

   Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                  ViroPharma Incorporated

Date: August 28, 2002             By:  /s/ Thomas F. Doyle
                                       ----------------------
                                  Thomas F. Doyle
                                  Vice President, General Counsel and Secretary